Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-8

Talis Biomedical Corporation

Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.0001 per share, to be issued pursuant to future awards under the Talis Biomedical Corporation 2021 Equity Incentive Plan (the “Plan”)	457(c); 457(h)	1,056,321 shares	(2)	$0.83	(4)	$876,746.43	(4)	0.0000927	$81.27
Equity	Common Stock, par value $0.0001 per share, to be issued pursuant to future awards under the Talis Biomedical Corporation 2021 Employee Stock Purchase Plan (the “ESPP”)	457(c); 457(h)	264,080 shares	(3)	0.83	(4)	$219,186.40	(4)	0.0000927	$20.32
Total Offering Amounts			1,320,401 shares		0.83	(4)	$1,095,932.83			$101.59
Total Fee Previously Paid										—
Total Fee Offsets										$101.59(5)
Net Fee Due										$0.00

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Talis Biomedical Corporation	Form S-3	333-263592	March 16, 2022		$101.59(5)	Equity	Common Stock	37,489,210	$62,606,980.70
Fee-Offset Sources	Talis Biomedical Corporation	Form S-3	333-263592		March 16, 2022						$101.59(5)

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Talis Biomedical Corporation (the “Registrant”) Common Stock, par value $0.0001 per share (“Common Stock”) that become issuable under the Plan and ESPP by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Represents shares of Common Stock that were added to the shares authorized for issuance under the Plan on January 1, 2022, pursuant to an “evergreen” provision contained in the Plan.
(3)	Represents shares of Common Stock that were added to the shares authorized for issuance under the ESPP on January 1, 2022, pursuant to an “evergreen” provision contained in the ESPP.
(4)

This estimate is made pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee, and is based on the average of the high and low sale prices per share of Common Stock as reported by The Nasdaq Global Market on July 26, 2022.

(5)

On March 16, 2022, the Registrant filed a Registration Statement on Form S-3 (File No. 333-263592) (the “Withdrawn Form S-3”) with the SEC and paid a registration fee of $5,803.67. The Withdrawn Form S-3 was withdrawn by filing a Form RW on April 22, 2022. No securities were sold under the Withdrawn Form S-3 before it was withdrawn. Pursuant to Rule 457(p) under the Securities Act, the Registrant offset $3,579.51 of the total registration fees due under its Registration Statement on Form S-3 (File No. 333-264839), filed with the SEC on May 10, 2022, against the fees previously paid in connection with the Withdrawn Form S-3, leaving a remaining balance of $2,224.16 under the Withdrawn Form S-3 available for future fee offsets by the Registrant. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the total registration fee due under this Registration Statement by $101.59 from the fees previously paid in connection with the Withdrawn Form S-3, with $2,122.57 remaining to be applied to future filings. Accordingly, no additional registration fee is being paid in connection with the filing of this Registration Statement.